Exhibit 10.1

SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT OF LEASE (this “Amendment”) is made as of the 5th day of January, 2012, between VITAMIN REALTY ASSOCIATES LLC (the LESSOR”), a New Jersey limited liability company, and MANHATTAN DRUG COMPANY ( the LESSEE”), a New Jersey corporation, having an address at 225 Long Avenue, Hillside, New Jersey  07205.

W I T N E S S E T H

WHEREAS, pursuant to that certain Lease dated January 10, 1997, ( the “Lease”) by and between Vitamin Realty Associates LLC, (LESSOR) and LESSEE,  LESSOR leased to LESSEE certain premises consisting of approximately 58,521 rentable square feet of warehouse space on the first floor of the building known as 225 Long Avenue, Hillside, New Jersey (the “Building”, approximately 14,563 rentable square feet of office space on the second floor of the Building and approximately 10,800 rentable square feet of space on the third floor of the Building (collectively the “Demised Premises”) ; and

WHEREAS, LESSOR and LESSEE have previously agreed orally to substitute space on the second floor of the Building to replace equivalent space on the first floor of the Building that was leased to other tenants; and

WHEREAS, LESSOR and LESSEE in the AMENDMENT OF LEASE dated April 28, 2000 agreed to amend the Lease to provide that LESSOR will lease to LESSEE a total of approximately 40,471 rentable square feet of warehouse space on the first floor of the Building, approximately 23,627 rentable square feet of office space on the second floor of the Building, and Approximately 10,800 rentable square feet of space on the third floor of the Building; and

WHEREAS, LESSOR and LESSEE have agreed to amend the Lease to provide that LESSOR will lease to LESSEE a total of approximately 40,471 rentable square feet of warehouse space on the first floor of the Building, approximately 24,890 rentable square feet of office space on the second floor of the Building, and Approximately 10,800 rentable square feet of space on the third floor of the Building; and

WHEREAS LESSOR and LESSEE have agreed to amend the Lease to increase the Term thereof to a term of approximately fifteen (15) years from the date hereof; and

WHEREAS all capitalized terms defined in the Lease and not otherwise defined herein shall have their respective meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration; the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree that the Lease is hereby amended as follows:

    1.   (a)    Commencing as of February 1, 2012 (the “Amendment Commencement Date”), LESSOR shall demise to LESSEE and LESSEE shall lease from LESSOR, the space depicted in Schedule A, attached hereto (the “Amended Space”).  For all purposes of the Lease, and this Amendment, the term “Demised Premises” shall, as of the Amendment Commencement Date, mean the Amended Space.

                           (b)           LESSOR and LESSEE each hereby agrees that the Demised Premises shall, as of the Amended Commencement Date, consist of a total of 40,471 rentable square feet of warehouse space on the first floor of the Building, a total of 24,890 rentable square feet of space on the second floor of the Building, and a total of 10,800 rentable square feet of space on the third floor of the Building.

    2.           The Termination Date is hereby amended to be January 31, 2026.

    3.    (a)           Schedule B of the Lease is hereby superseded and replaced with Schedule B annexed hereto.

                           (b)           LESSEE’s Proportionate Share with respect to the Demised Premises shall be 48.51% as of the Amendment Commencement Date.

    4.           LESSEE agrees that it has inspected the Demised Premises, and agrees to occupy any additional portions thereof in their “AS IS” condition.

    5.           LESSOR and LESSEE each represents to each other that it has not dealt with any broker or agent with respect to the Demised Premises or this Lease and each shall indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs, interests and expenses to which it may be subject or suffer by reason of any claim made by the other person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this Lease and based on alleged conversations or negotiations by said person, firm or corporation with either LESSOR or LESSEE as the case may be.

    6.           As hereby modified and amended, the Lease shall remain in full force and effect.

    7.           This Amendment and the Lease embody and constitute the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, representations and statements, oral or written, relating to the subject matter hereof are merged into this Amendment.

    8.           Neither this Amendment nor any provision contained herein may be amended, modified or extended except by an instrument signed by the party against whom enforcement of such amendment, modification or extension is sought.

    9.           This amendment may be executed in counterparts, each of which shall be deemed a duplicate original hereof.

IN WITNESS WHEREOF, this SECOND AMENDMENT has been executed by LESSOR and LESSEE as of the day and year first written above.

VITAMIN REALTY ASSOCIATES LLC

By: /s/ Christina Kay
Name: Christina Kay
Title:

MANHATTAN DRUG COMPANY

By: /s/ E. Gerald Kay
Name: E. Gerald Kay
Title:

SCHEDULE B

BASIC RENT

The Basic Rent shall be payable in equal monthly installments, in advance, on the Basic Rent Payment Dates.  The Basic Rent for the Term shall be as follows:

(a)           (i)           for the period from the Commencement Date to, but not including, the Second Amendment Commencement Date, the Basic Rent shall be $533,127 per annum, payable in equal monthly installments of $44,427.25; and

(ii)           for the period from the Second Amendment Commencement Date to, but not including the fifth anniversary of the Second Amendment Commencement Date, the Basic Rent shall be $533,127.00 per annum, payable in monthly installments of $44,427.25; and

(b)           for the period from the fifth anniversary of the Second Amendment Commencement Date to, but not including, the tenth anniversary of the Second Amendment Commencement Date, the Basic Rent shall be adapted by multiplying the Basic Rent set forth in subsection  (a) (ii)  above by a fraction, the numerator of which is the CPI for all wage earners for the month immediately preceding the fifth anniversary of the Second Amendment Commencement Date, and the denominator of which is the CPI for all wage earners for the month immediately preceding the Second Amendment Commencement Date, provided that such fraction shall never be less than one.  In no case shall the escalation herein calculated be less than 15%.

(c)           for the period from the tenth anniversary of the Second Amendment Commencement Date to, but not including, the Termination Date of the Second Amendment Commencement Date, the Basic Rent shall be adapted by multiplying the Basic Rent set forth in subsection  (b)  above by a fraction, the numerator of which is the CPI for all wage earners for the month immediately preceding the tenth anniversary of the Second Amendment Commencement Date, and the denominator of which is the CPI for all wage earners for the month immediately preceding the fifth anniversary of the Second Amendment Commencement Date, provided that such fraction shall never be less than one.  In no case shall the escalation herein calculated be less than 15%.